UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9418

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The audit committee of the Board of Directors (the “Committee”) of  iAnthus Capital Holdings, Inc. (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. As a result of this process, the Committee approved the appointment of PKF O’Connor Davies, LLP ("PKFOD") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Marcum LLP (“Marcum”) was terminated effective as of March 30, 2023.

Marcum reported on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021.

During the Company’s two most recent fiscal years before the termination of Marcum as independent registered accountants, the reports on the Company’s consolidated financial statements by Marcum for both years did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph as to the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2022 and the subsequent interim periods through March 30, 2023, pursuant to Item 304(a)(1)(iv) of Regulation S-K, there was no disagreement between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report issued in connection with its audit of the Company’s financial statement for those years. Furthermore, except for the identification of the material weaknesses described in the Company’s Annual Form 10-K for the years ended December 31, 2022 and 2021 as filed with the U.S. Securities and Exchange Commission on March 30, 2023 and March 18, 2022, respectively, there were no reportable events (as described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K) for the Company within the last two fiscal years nor subsequently up to the date of the termination of Marcum.

The Company has provided a copy of the foregoing disclosures to Marcum and requested Marcum to provide it with a letter indicating whether or not it agrees with such disclosures. A copy of the letter, dated April 3, 2023 is attached hereto as Exhibit 16.1.

During the two most recent fiscal years and the subsequent period through the appointment of PKFOD, the Company did not consult with PKFOD regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01 Other Events.

On April 5, 2023, the Company issued a press release announcing the termination of Marcum and the appointment of PKFOD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP
99.1	Press release dated April 5, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: April 5, 2023	By:	/s/ Robert Galvin
Robert Galvin
Interim Chief Executive Officer